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                                                                     EXHIBIT 4.0


                         [BDO SEIDMAN, LLP LETTERHEAD]





May 19, 1998



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen,

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 13, 1998, to be filed by our former client, Dyna Group International, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO SEIDMAN, LLP